KPMG LLP

515 Broadway

Albany, NY 12207-2974

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Merchants Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-41051 and No. 333-151572), Form S-3D (No. 333-20375), Form S-8 (No. 333-34871, No. 333-34869, No. 333-

151424, and No. 333-151425), and Form S-8 (No. 333-18845) as amended by Post Effective Amendment

No. 1 on Form S-8/A, of Merchants Bancshares, Inc. of our report dated March 5, 2013, with respect to the consolidated  statements  of  income,  comprehensive  income,  changes  in  shareholder's equity,  and  cash flows of Merchants Bancshares, Inc. and subsidiaries for the year ended December 31, 2012, which report appears in the December 31, 2014 annual report on Form 10-K of Merchants Bancshares, Inc.

Albany, New York

March 13, 2015

KPMG   LLP   is   a   Delaware   limited   liability   partnership, the U.S. member firm of KPMG International Cooperative ("KPMG International"}, a Swiss entity.